UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

Masonite International Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road

Concord, Ontario L4K 2N6 Canada

(Address of principal executive offices)

(800) 895-2723

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

As previously disclosed, on February 8, 2024, Masonite International Corporation, a British Columbia corporation (“Masonite”), entered into an arrangement agreement (the “Agreement”) with Owens Corning, a Delaware corporation (“Owens Corning”), and MT Acquisition Co ULC, a British Columbia unlimited liability company and an indirect wholly owned subsidiary of Owens Corning (“Purchaser”), pursuant to which Purchaser will acquire all of the issued and outstanding common shares of Masonite at a purchase price of $133.00 per share (the “Arrangement”). The Arrangement will be implemented by way of a plan of arrangement under the Business Corporations Act (British Columbia). Upon completion of the Arrangement, Masonite will be an indirect wholly owned subsidiary of Owens Corning. In connection with the Arrangement, Masonite filed with the United States Securities and Exchange Commission (the “SEC”) a definitive proxy statement on March 22, 2024 (the “Proxy Statement”).

Litigation Related to the Arrangement

On April 5, 2024, a lawsuit by a purported shareholder of Masonite captioned Stevens v. Byrne, et. al. (Index No. 651768/2024) was filed in the Supreme Court of the State of New York, New York County (the “Stevens Complaint”), asserting derivative and individual claims against the members of Masonite’s Board of Directors for alleged breaches of fiduciary duty and oppression under the Business Corporations Act (British Columbia). Also on April 5, 2024, a lawsuit by a purported shareholder of Masonite captioned Haltman v. Bilney, et. al. (Case No. 24-CA-002823) was filed in the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida (the “Haltman Complaint”), asserting claims against Masonite and the members of Masonite’s Board of Directors for oppression under the Business Corporations Act (British Columbia) and failure to disclose, against Owens Corning for aiding and abetting, and against all defendants for violations of Florida common law. The Stevens and Haltman Complaints generally allege violations of fiduciary duties and law in connection with the proposed sale of Masonite to Owens Corning, including allegations that, among other things, the Proxy Statement misrepresented and/or omitted allegedly material information. On April 12, 2024, a lawsuit by a purported shareholder of Masonite captioned Collins v. Masonite International Corp., et al. (Case 1:24-cv-02779) was filed in the United States District Court for the Southern District of New York (the “Collins Complaint,” and collectively with the Stevens Complaint and Haltman Complaint, the “Complaints”) against Masonite and the members of Masonite’s Board of Directors, alleging that the Proxy Statement misrepresented and/or omitted material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78n(a), 78t(a), and SEC Rule 14a-9, 17 C.F.R. §240.14a-9. The Complaints seek, among other relief, declaratory relief, an injunction enjoining defendants from consummating the proposed transaction until Masonite implements a procedure or process to comply with defendants’ fiduciary duties, enjoining or unwinding the proposed transaction unless Masonite issues allegedly corrective disclosures, rescission of the proposed transaction in the event it is consummated, compensatory and/or rescissory damages, and an award of costs including attorneys’ and experts’ fees.

On April 5, 2024, the plaintiff in the Stevens lawsuit sought an order requiring the defendants to show cause why an order should not be made preliminarily enjoining the proposed transaction. On April 12, 2024, the plaintiff in the Stevens lawsuit filed with the court a notice of withdrawal of the request for an order to show cause.

In addition, as of April 15, 2024, Masonite received nine demand letters (the “Demand Letters”) on behalf of purported Masonite shareholders alleging similar deficiencies as the Complaints regarding the disclosures contained in the preliminary proxy statement and Proxy Statement filed in connection with the proposed transaction between Masonite and Owens Corning, and seeking additional disclosures to address those purported deficiencies.

While Masonite believes that the disclosures set forth in the preliminary proxy statement and Proxy Statement comply fully with all applicable law and denies the allegations in the Complaints and Demand Letters, in order to moot the purported shareholders’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its shareholders, Masonite has determined to voluntarily supplement certain disclosures in the Proxy Statement related to the purported shareholders’ claims and demands with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Masonite specifically denies all allegations that any additional disclosure was or is required or material.

SUPPLEMENTAL DISCLOSURES

The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety, including the cautionary notes regarding the risks and limitations associated with relying on prospective financial information. The inclusion in the Supplemental Disclosures to the Proxy Statement of certain summary unaudited prospective financial information should not be regarded as an indication that any of Masonite, Owens Corning or their respective affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material or to be necessarily predictive of actual future results, and the unaudited prospective financial information should not be relied upon as such. To the extent defined terms are used but not defined herein, they have the meanings set forth in the Proxy Statement.

The disclosure in the section captioned “The Arrangement - Opinion of Goldman Sachs” beginning on page 49 of the Proxy Statement is hereby amended and supplemented as follows:

The disclosure under the subheading “Illustrative Discounted Cash Flow Analysis” is hereby amended and supplemented by adding the following underlined and bolded text and removing the strikethrough text on page 51 of the Proxy Statement.

Using the Management Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Masonite to derive a range of illustrative present values per Masonite common share. Using the mid-year convention for discounting cash flows and discount rates ranging from 9.0% to 11.0%, reflecting estimates of Masonite’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2023 (i) estimates of unlevered free cash flow for Masonite for the fourth quarter of 2023 and for the fiscal years 2024 ~~2023~~ through 2028 as approved by Masonite’s management and (ii) a range of illustrative terminal values for Masonite, which were calculated by applying terminal year exit enterprise value (“EV”) to last twelve month (“LTM”) EBITDA (“EV/LTM EBITDA”) multiples ranging from 7.0x to 8.0x, to a terminal year estimate of EBITDA to be generated by Masonite, as reflected in the Management Projections (which analysis implied perpetuity growth rate of 2.8% at mid-point of the discounted cash flow range). The range of terminal year exit EV/LTM EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Masonite and of certain publicly traded companies, as described below in the section captioned “—Selected Public Company Comparables Analysis.” Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including Masonite’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Masonite, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for Masonite by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Masonite the amount of Masonite’s net debt of $737.4 million as provided by and approved for Goldman Sachs’ use by the management of Masonite, to derive a range of illustrative equity values for Masonite. Goldman Sachs then divided the range of illustrative equity values it derived by the estimated number of fully diluted outstanding Masonite common shares~~, as~~ ranging from approximately 22.5 million to 22.6 million, calculated using the treasury stock method and data provided by and approved for Goldman Sachs’ use by the management of Masonite~~, using the treasury stock method,~~ to derive a range of illustrative present values per share ranging from $122.00 to $153.00.

The disclosure under the subheading “Illustrative Present Value of Future Share Price Analysis” is hereby amended and supplemented by adding the following underlined and bolded text on page 52 of the Proxy Statement.

Using the Management Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per Masonite common share. For this analysis, Goldman Sachs first calculated the implied enterprise value for Masonite for each of the fiscal years 2024 and 2025, by applying a range of multiples of illustrative EV to next twelve month (“NTM”) EBITDA (“EV/NTM EBITDA”) of 6.25x to 7.25x to estimates of Masonite’s NTM EBITDA for each of the fiscal years 2024 and 2025. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/ NTM EBITDA multiples for Masonite and current and historical EV/NTM EBITDA multiples for certain publicly traded companies, as described below in the section captioned “—Selected Public Company Comparables Analysis.”

Goldman Sachs then subtracted the amount of Masonite’s net debt for each of the fiscal years 2024 to 2025 of approximately $746 million and $632 million, respectively, each as provided by and approved for Goldman Sachs’ use by the management of Masonite, from the respective implied enterprise values in order to derive a range of illustrative equity values as of September 30, 2023 for Masonite for each of the fiscal years 2024 to 2025. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding Masonite common shares for each of fiscal years 2024 to 2025 of 21.8 million and 21.4 million, respectively, calculated using information provided by and approved for Goldman Sachs’ use by the management of Masonite, to derive a range of implied future values per Masonite common share (excluding dividends). Goldman Sachs then discounted these implied future equity values per Masonite common share to September 30, 2023, using an illustrative discount rate of 11.5%, reflecting an estimate of Masonite’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for Masonite, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $101.00 to $150.00 per Share.

The disclosure under the subheading “Selected Transactions Analysis” is hereby amended and supplemented by adding the following underlined and bolded column to the table, adding the underlined and bolded text, and removing the strikethrough text on pages 52 and 53 of the Proxy Statement.

Goldman Sachs analyzed certain information relating to the following selected transactions in the building products industry since 2017. For each of the selected transactions, Goldman Sachs calculated and compared the implied enterprise value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s LTM adjusted EBITDA based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions are directly comparable to Masonite, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Masonite’s results, market sizes and product profile.

The following table presents the results of this analysis:

Announcement Date	Selected Transactions
	Acquiror	Target	Multiple	Enterprise Value ($ mm)
December 2017	American Woodmark Corporation	RSI Home Products, Inc.	8.7x	1,075

January 2018	Clayton, Dubilier & Rice, LLC	Ply Gem Holdings, Inc.	9.7x	2,400

January 2018	Clayton, Dubilier & Rice, LLC	Atrium Corporation	9.7x	611

November 2019	Compagnie de Saint-Gobain S.A.	Continental Building Products, Inc.	10.3x	1,400

November 2019	ACProducts, Inc.	Masco Cabinetry	10.1x	1,000

December 2020	Fortune Brands Home & Security, Inc.	LARSON Manufacturing	8.8x	660

December 2021	Griffon Corporation	Hunter Fan Company	9.4x	845

December 2021	3G Capital	Hunter Douglas NV	8.0x	7,100

March 2022	Clayton, Dubilier & Rice, LLC	Cornerstone Building Brands, Inc.	8.4x	5,800

June 2022	CRH plc	Barrette Outdoor Living, Inc.	10.0x	1,900

December 2022	Fortune Brands Home & Security, Inc.	Select Brands of ASSA ABLOY, Inc.	8.9x	800

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV/LTM adjusted EBITDA multiples of 8.0x to 10.3x to Masonite’s LTM adjusted EBITDA as of September 30, 2023, as calculated pro forma for the impact of the acquisition of Fleetwood and the sale of Architecture and as provided by and approved for Goldman Sachs’ use by the management of Masonite, to derive a range of implied enterprise values for Masonite. Goldman Sachs then subtracted the net debt of Masonite of $881.6 million as of September 30, 2023, as calculated pro forma for the impact of the acquisition of Fleetwood, the sale of Architecture and the PGTI breakup fee and as provided by and approved for Goldman Sachs’ use by the management of Masonite, and divided the result by the number of fully diluted outstanding Masonite common shares, ranging from approximately 22.5 million to 22.6 million as of September 30, 2023 ~~as~~, calculated using the treasury stock method and data provided by and approved for Goldman Sachs’ use by the management of Masonite, to derive a reference range of implied values per Masonite common share of $119.00 to $164.00.

The disclosure under the subheading “Selected Public Company Comparables Analysis” is hereby amended and supplemented by adding the following underlined and bolded text to the headers of the tables on page 54 of the Proxy Statement.

EV/LTM EBITDA Average Multiples
	Current	5 Years	3 Years	1 Year	6 Months
Masonite	6.8x	7.3x	6.8x	6.5x	6.5x
Selected Companies	8.6x	8.7x	8.1x	7.5x	7.6x

EV/NTM EBITDA Average Multiples
	Current	5 Years	3 Years	1 Year	6 Months
Masonite	6.4x	6.7x	6.3x	6.3x	6.2x
Selected Companies	8.5x	8.3x	7.7x	7.7x	7.7x

The disclosure in the section captioned “The Arrangement - Opinion of Jefferies LLC” beginning on page 55 of the Proxy Statement is hereby amended and supplemented as follows:

The disclosure under the subheading “Opinion of Jefferies LLC” is hereby amended and supplemented by adding the following underlined and bolded text to the fourth sentence of the last paragraph beginning on page 57 of the Proxy Statement.

With respect to the selected public companies and selected precedent transactions analyses summarized below, no company or transaction used as a comparison was identical or directly comparable to Masonite or the Arrangement nor, except as otherwise disclosed, were individual multiples derived from the selected public companies or selected precedent transactions independently determinative of the results of such analyses.

The disclosure under the subheading “Financial Analyses - Selected Public Companies Analysis” is hereby amended and supplemented by adding the following underlined and bolded text to the third sentence of the second full paragraph on page 59 of the Proxy Statement.

Jefferies then applied a selected range of calendar year 2024 estimated EBITDA multiples derived from the selected companies (with particular focus on the median calendar year 2024 estimated EBITDA multiple) of 6.5x to 7.5x to corresponding data of Masonite based on financial forecasts and estimates of the management of Masonite.

The disclosure under the subheading “Financial Analyses - Selected Precedent Transactions Analysis” is hereby amended and supplemented by adding the following underlined and bolded text to the second sentence of the first full paragraph on page 60 of the Proxy Statement.

Jefferies applied a selected range of latest 12 months EBITDA multiples derived from the selected transactions (with particular focus on the median last 12 months EBITDA multiple) of 8.0x to 10.0x to the calendar year 2023 estimated EBITDA of Masonite.

The disclosure under the subheading “Financial Analyses - Discounted Cash Flow Analysis” is hereby amended and supplemented by adding the following underlined and bolded text to the third and fourth sentences, and removing the strikethrough text from the third sentence, of the second full paragraph on page 60 of the Proxy Statement.

The implied terminal value of Masonite was derived by applying a ~~selected~~ range of perpetuity growth rates, selected based on Jefferies’ professional judgment, of 1.5% to 2.5% to Masonite’s unlevered after-tax free cash flow for fiscal year 2028. The present values (as of December 31, 2023) of the cash flows and terminal values were then calculated using a selected range of discount rates of 11.5% to 12.5% derived from a weighted average cost of capital calculation.

The disclosure in the section captioned “The Arrangement - Management Projections” beginning on page 61 of the Proxy Statement is hereby amended and supplemented as follows:

The disclosure under the subheading “Management Projections” is hereby amended and supplemented by adding the following text after the second paragraph on page 63 of the Proxy Statement.

The following table sets forth estimated amounts of unlevered free cash flow for Masonite for the fiscal years ending 2024 through 2028. Masonite’s financial advisor, Goldman Sachs, calculated these amounts based on the Management Projections, which estimated unlevered free cash flow amounts Masonite’s management approved for use by Goldman Sachs for purposes of Goldman Sachs’ financial analyses described in the section of this proxy statement captioned “—Opinion of Goldman Sachs & Co. LLC” (amounts may reflect rounding):

U.S. dollars in millions (unaudited)	2024F	2025F	2026F	2027F	2028F
Unlevered Free Cash Flow(2)(3)	357	224	268	377	463

(2)

Unlevered Free Cash Flow is defined as Adjusted EBITDA (as defined above) less stock-based compensation expense, capital expenditures, changes in net working capital, taxes and other cash flow items, plus expected after-tax net proceeds from the sale of the Architectural segment in the first quarter of 2024 and the net cash breakup fee received from the PGTI Transaction. This definition differs from Masonite’s publicly defined and reported free cash flow calculation, which is calculated by subtracting capital expenditures from cash flow from operations.

(3)

Goldman Sachs also calculated an estimated amount of Unlevered Free Cash Flow (as defined above) for Masonite for the fourth quarter of 2023, based on preliminary estimates of actual performance provided by Masonite management, which was equal to $(228) million and reflected a $285 million purchase price for the recently-acquired Fleetwood Aluminum Products LLC, and which estimated Unlevered Free Cash Flow amount Masonite’s management approved for use by Goldman Sachs for purposes of Goldman Sachs’ financial analyses described in the section of this proxy statement captioned “—Opinion of Goldman Sachs & Co. LLC”.

The following table sets forth estimated amounts of unlevered free cash flow for Masonite for the fiscal years ending 2024 through 2028. Masonite’s financial advisor, Jefferies, calculated these amounts based on the Management Projections, which estimated unlevered free cash flow amounts Masonite’s management approved for use by Jefferies for purposes of Jefferies’ financial analyses described in the section of this proxy statement captioned “—Opinion of Jefferies LLC” (amounts may reflect rounding):

U.S. dollars in millions (unaudited)	2024F	2025F	2026F	2027F	2028F
Unlevered Free Cash Flow(4)	228	228	265	366	451

(4)

Unlevered Free Cash Flow is defined as Adjusted EBITDA (as defined above) less stock-based compensation expense, capital expenditures, changes in net working capital, taxes and other cash flow items. This definition differs from Masonite’s publicly defined and reported free cash flow calculation, which is calculated by subtracting capital expenditures from cash flow from operations.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “appear,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “will,” “can,” “could,” “predict,” “future,” “potential,” “intend,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “opportunity,” “ambitions,” “aspire” and variations of negatives of such terms or variations thereof. Other words and terms of similar meaning or import in connection with any discussion of future plans, actions, events or operating, financial or other performance identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Agreement, including the Arrangement (the “Transaction”), including the expected time period to consummate the Transaction, the anticipated benefits (including synergies) of the Transaction and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties, assumptions and other factors, many of which are beyond the control of Masonite and Owens Corning, that could cause actual results to differ materially from the results projected in such forward-looking statements. These risks, uncertainties, assumptions and other factors include, without limitation: statements regarding the expected timing and structure of the Transaction; the ability of the parties to complete the Transaction; the expected benefits of the Transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the timing, receipt and terms and conditions of any required governmental, court and regulatory approvals of the Transaction; the ability of Owens Corning to successfully integrate the operations of Masonite and to achieve expected synergies; cost reductions and/or productivity improvements, including the risk that problems may arise which may result in the combined company not operating as effectively and efficiently as expected; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the possibility that Masonite’s shareholders may not approve the Transaction; the risk that the anticipated tax treatment of the Transaction is not obtained; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Masonite’s or Owens Corning’s common shares; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and businesses generally, including the ability of Masonite and Owens Corning to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; unexpected future capital expenditures; potential litigation relating to the Transaction that could be instituted against Masonite and/or Owens Corning or their respective directors and/or officers; the risk that the combined company may not buy back shares; third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the competitive ability and position of Owens Corning following completion of the Transaction; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing; levels of residential and commercial or industrial construction activity; demand for Masonite and Owens Corning products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial market volatility and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions; various events that could disrupt operations, including climate change, weather conditions and storm activity such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory unforeseen or unknown liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; levels of indebtedness; liquidity and the availability and cost of credit; rating agency actions and Masonite’s and Owens Corning’s ability to access short- and long-term debt markets on a timely and affordable basis; the level of fixed costs required to run Masonite’s and Owens Corning’s businesses; levels of goodwill or other indefinite-lived intangible assets; labor disputes or shortages, changes in labor costs and labor difficulties; effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of Masonite’s or Owens Corning’s control; and other factors detailed from time to time in Masonite’s and Owens Corning’s SEC filings.

All forward-looking statements in this communication should be considered in the context of the risks and other factors described above and in the specific factors discussed under the heading “Risk Factors” in both Masonite’s and Owens Corning’s most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which will be incorporated by reference into the Proxy Statement. Masonite’s reports that are filed with the SEC are available on Masonite’s website at https://investor.masonite.com/ and on the SEC’s website at http://www.sec.gov, and Owens Corning’s reports that are filed with the SEC are available on Owens Corning’s website at https://investor.owenscorning.com/investors and on the SEC website at http://www.sec.gov. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements.

Additional Information and Where to Find It

In connection with the Transaction, Masonite filed with the SEC the Proxy Statement on March 22, 2024. Masonite may also file other documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document which Masonite may file with the SEC.

INVESTORS AND SECURITY HOLDERS OF MASONITE ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT, AS WELL AS OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MASONITE, OWENS CORNING, THE TRANSACTION AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT THAT HOLDERS OF MASONITE’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING.

Investors and security holders may obtain free copies of the Proxy Statement and other documents filed with the SEC when available without charge through the website maintained by the SEC at www.sec.gov or, in the case of documents filed by Masonite, by directing a request to Marcus Devlin, Director, Investor Relations at investorrelations@masonite.com, or by calling 813-877-2726, or from Masonite’s website https://investor.masonite.com, or, in the case of documents filed by Owens Corning, by directing a request to Amber Wohlfarth, Vice President, Investor Relations at Amber.Wohlfarth@owenscorning.com, or by calling 419-248-5639, or from Owens Corning’s website https://investor.owenscorning.com/investors.

Participants in the Solicitation

Masonite and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Transaction, including a description of their direct or indirect interests in the Transaction, by security holdings or otherwise, is set forth in the Proxy Statement and may be set forth in other relevant materials related to the Transaction when they are filed with the SEC.

Information regarding Masonite’s directors and executive officers, their ownership of Masonite common shares, and Masonite’s transactions with related parties is contained in the sections entitled “Proposal 1: Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” included in Masonite’s proxy statement for the 2023 annual meeting of shareholders, which was filed with the SEC on March 29, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/893691/000119312523083032/d326829ddef14a.htm) and in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” included in Masonite’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/893691/000089369124000011/door-20231231.htm). To the extent holdings of Masonite securities by the directors and executive officers of Masonite have changed from the amounts of securities of Masonite held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated in the previous section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date: April 16, 2024	By:	/s/ James C. Pelletier
	Name:	James C. Pelletier
	Title:	Senior Vice President, General Counsel and Corporate Secretary